SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

PETRO RIVER OIL CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1980 Post Oak Blvd., Suite 2020 Houston, TX 77056
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 27, 2015, Petro River Oil Corp.’s (the “Company”) ended its relationship with Mr. Louis Vierma as its Executive Vice President of Operations due to the Company’s corporate restructuring.

Item 8.01 Other Events

On May 27, 2015, the Company announced that the Osage Mineral Council approved the newly agreed upon terms and conditions for the Pearsonia West Concession (“Pearsonia West”), which will allow for certain vertical drilling obligations to hold the concession. The Company owns a controlling interest in Pearsonia West, a 106,500 contiguous acre position in Osage County, Oklahoma, held by Spyglass Energy Group LLC, through its investment in Bandolier Energy LLC, whole owner of Spyglass Energy Group LLC. This announcement coincides with the Company’s recently announced intention to develop Pearsonia West vertically. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release, dated May 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: May 27, 2015	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer